Exhibit 10.5

          AMENDED AND RESTATED RENEWAL PROMISSORY NOTE

$70,000                                         February 12, 1997
                                                 Orlando, Florida


     FOR VALUE RECEIVED, the undersigned, LIBERTY FINANCE COMPANY (the "Maker"), promises to pay to NATE WEAVER, INC. (the "Holder") the principal sum of SEVENTY THOUSAND AND NO/100 DOLLARS ($70,000) on or before December 31, 1997, and promises to pay interest thereon at the rate of Sixteen Percent (16%) per annum on the principle balance from January 31, 1993 and commencing on February 28, 1993 and quarterly thereafter on May 31, August 31, and November 30. The said principal sum and interest shall be payable in lawful money of the United States of America at 2519 Pershing Oaks Place, Orlando, Florida 32806, or at such place as may hereafter be designated by written notice from the Holder to the Maker. Until the principal is fully repaid, the undersigned agrees to pay a late charge of Six (6%) on any interest or principal payment received after Fifteen (15) calendar days from the due date.

     This Promissory Note shall not be transferable by the Holder hereof.

      Each person liable hereon, whether maker, endorser or guarantor, hereby waives presentment, protest, notice, notice of protest and notice of dishonor and agrees to pay any and all costs, including actual attorney's fees, whether suit be brought or not, if, after maturity of this Promissory Note, or default hereunder, counsel shall be employed to collect on this Promissory Note.

     Whenever used herein the terms "holder" and "maker" shall be construed in the singular or plural as the context may require or admit.

      This Promissory Note amends, restates and renews in its entirety that certain promissory note made by R.C. Hill's World of Wheels, Inc. in favor of and currently owned and held by Holder, dated January 1, 1993, in the original principal sum of Seventy Thousand and no/100 dollars ($70,000). Liberty Finance Company is the successor in interest, by merger, to R.C. Hill's World of Wheels, Inc.

      In witness whereof, the undersigned Maker has executed and delivered this Promissory Note this 12th day of February 1997.


                              LIBERTY FINANCE COMPANY



                              By:/s/ R.C. Hill
                              R.C. Hill, III, President